EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common shares of Validus Holdings Ltd. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2011.

BANK OF AMERICA CORPORATION
By:	/s/ Danielle Tobin Name: Danielle Tobin Title: Director

MERRILL LYNCH & CO., INC
By:	/s/ Lawrence Emerson Name: Lawrence Emerson Title: Attorney-In-Fact

MERRILL LYNCH GROUP, INC.
By:	/s/ Teresa Brenner Name: Teresa Brenner Title: Associate General Counsel

MERRILL LYNCH GP INC.
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

ML GLOBAL PRIVATE EQUITY PARTNERS, L.P. By: Merrill Lynch GP, Inc., its general partner
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

MLGPE LTD.
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

ML GLOBAL PRIVATE EQUITY FUND, L.P. By: MLGPE Ltd., its general partner
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

MERRILL LYNCH VENTURES, LLC
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

MERRILL LYNCH VENTURES L.P. 2001 By: Merrill Lynch Ventures, LLC, its general partner
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Lawrence Emerson Name: Lawrence Emerson Title: Attorney-in-Fact

GMI INVESTMENTS, INC.
By:	/s/ Margaret Nelson Name: Margaret Nelson Title: Vice President and Secretary

BANK OF AMERICA, NATIONAL ASSOCIATION
By:	/s/ Danielle Tobin Name: Danielle Tobin Title: Director

BANC OF AMERICA INVESTMENT ADVISORS, INC.
By:	/s/ Russell Tipper Name: Russell Tipper Title: Director

MERRILL LYNCH INTERNATIONAL
By:	/s/ Gurjit Wadhera Name: Gurjit Wadhera Title: Managing Director